Exhibit (j)

CONSENT OF ERNST & YOUNG LLP,

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references made to our firm under the captions “General Information” and “Financial Highlights” in each Prospectus and “Counsel and Independent Registered Public Accounting Firm” in the Statement of Additional Information, included in Post-Effective Amendment No. 89 to the Registration Statement (Form N-1A, No. 333-57793) of the SPDR Series Trust.

We also consent to the incorporation by reference into the Statement of Additional Information of our reports, dated August 28, 2012, with respect to the financial statements and financial highlights of SPDR Dow Jones Total Market ETF, SPDR Dow Jones Large Cap ETF, SPDR S&P 500 Growth ETF, SPDR S&P 500 Value ETF, SPDR Dow Jones Mid Cap ETF, SPDR S&P 400 Mid Cap Growth ETF, SPDR S&P 400 Mid Cap Value ETF, SPDR S&P 600 Small Cap ETF, SPDR S&P 600 Small Cap Growth ETF, SPDR S&P 600 Small Cap Value ETF, SPDR Global Dow ETF, SPDR Dow Jones REIT ETF, SPDR S&P Bank ETF (formerly, “SPDR KBW Bank ETF”), SPDR S&P Capital Markets ETF (formerly, “SPDR KBW Capital Markets ETF”), SPDR S&P Insurance ETF (formerly, “SPDR KBW Insurance ETF”), SPDR S&P Mortgage Finance ETF (formerly, “SPDR KBW Mortgage Finance(SM) ETF”), SPDR S&P Regional Banking ETF (formerly, “SPDR KBW Regional Banking(SM) ETF”), SPDR Morgan Stanley Technology ETF, SPDR S&P Dividend ETF, SPDR S&P Aerospace & Defense ETF, SPDR S&P Biotech ETF, SPDR S&P Health Care Equipment ETF, SPDR S&P Health Care Services ETF, SPDR S&P Homebuilders ETF, SPDR S&P Metals & Mining ETF, SPDR S&P Oil & Gas Equipment & Services ETF, SPDR S&P Oil & Gas Exploration & Production ETF, SPDR S&P Pharmaceuticals ETF, SPDR S&P Retail ETF, SPDR S&P Semiconductor ETF, SPDR S&P Software & Services ETF, SPDR S&P Telecom ETF, SPDR S&P Transportation ETF, SPDR Wells Fargo Preferred Stock ETF, SPDR Barclays Capital 1-3 Month T-Bill ETF, SPDR Barclays Capital TIPS ETF, SPDR Barclays Capital Short Term Treasury ETF, SPDR Barclays Capital Intermediate Term Treasury ETF, SPDR Barclays Capital Long Term Treasury ETF, SPDR Barclays Capital Short Term Corporate Bond ETF, SPDR Barclays Capital Intermediate Term Corporate Bond ETF, SPDR Barclays Capital Long Term Corporate Bond ETF, SPDR Barclays Capital Issuer Scored Corporate Bond ETF, SPDR Barclays Capital Convertible Securities ETF, SPDR Barclays Capital Mortgage Backed Bond ETF, SPDR Barclays Capital Aggregate Bond ETF, SPDR Nuveen Barclays Capital Municipal Bond ETF, SPDR Nuveen Barclays Capital California Municipal Bond ETF, SPDR Nuveen Barclays Capital New York Municipal Bond ETF, SPDR Nuveen Barclays Capital Short Term Municipal Bond ETF, SPDR Nuveen S&P VRDO Municipal Bond ETF, SPDR Nuveen S&P High Yield Municipal Bond ETF, SPDR Nuveen Barclays Capital Build America Bond ETF, SPDR DB International Government Inflation-Protected Bond ETF, SPDR Barclays Capital Short Term International Treasury Bond ETF, SPDR Barclays Capital International Treasury Bond ETF, SPDR Barclays Capital International Corporate Bond ETF, SPDR Barclays Capital Emerging Markets Local Bond ETF, SPDR Barclays Capital High Yield Bond ETF, SPDR Barclays Capital Short Term High Yield Bond ETF, SPDR Barclays Capital Investment Grade Floating Rate Bond ETF, SPDR BofA Merrill Lynch Emerging Markets Corporate Bond ETF and SPDR BofA Merrill Lynch Crossover Corporate Bond ETF (sixty three of the portfolios comprising SPDR® Series Trust), included in the June 30, 2012 annual reports of the SPDR Series Trust.

/s/ Ernst & Young LLP

Boston, Massachusetts

October 26, 2012